EXHIBIT 99.1

Nicholas Financial Announces Definitive Agreement to Acquire Control of Amplex Electric

May 6, 2024– Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) ("Nicholas") today announced that it has entered into a definitive agreement to acquire control of Amplex Electric, an Ohio-based provider of rural broadband services to business and residential customers. Nicholas will immediately acquire approximately 53% of Amplex through a cash purchase and conversion of debt. Nicholas also plans to invest additional capital into Amplex to finance additional build-out of Amplex’s fiber network in Ohio, which will increase Nicholas’ ownership further. The transaction values Amplex at approximately $37.5 million. Amplex’s CEO, Mark Radabaugh, will continue to lead Amplex after the closing and will retain a significant equity stake going forward.

At closing, Nicholas and Mr. Radabaugh will enter into a Put-Call Option Agreement, which will give Nicholas the right to acquire up to 80% of Mr. Radabaugh’s remaining equity in the future at a formula-based price. The call option will become exercisable starting on the second anniversary of the closing and will expire on the fifth anniversary of such date. Mr. Radabaugh will also have the right to put his remaining shares to the Company, subject to certain limitations. The put option will become exercisable on the fifth anniversary of the closing and will expire on the 15thanniversary of such date.

Amplex currently has over 9,100 fixed wireless broadband customers, over 9,000 fiber passings and over 3,500 fiber customers.

The closing of the transaction is subject to customary closing conditions, including regulatory approvals, and is expected to occur in the third calendar quarter of 2024. Financial information for Amplex will be filed once the transaction closes.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding the timing of the proposed transaction, the Company’s plans to invest additional capital into Amplex, Amplex’s plans to build-out its fiber network in Ohio. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities" and other similar expressions and the negatives of such expressions.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission.

Factors related to the transactions discussed in this document that could cause actual results to differ materially from those contemplated by the forward-looking statements include: uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; potential litigation relating to the potential transaction that could be instituted; the effects of disruption to our or the target's respective businesses; the impact of transaction costs; our ability to achieve the benefits from the proposed transaction; our ability to effectively integrate the acquired operations into our operations; our ability to retain and hire key target personnel; and the effects of any unknown liabilities. The forward-looking statements contained in this press release are made only as of this date and Nicholas assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.